Exhibit 16.1

March 16, 2007
Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC USA 20549

Re: Salamon Group, Inc.

Dear Gentlemen:

We have read Item 4.01 of Salamon Group, Inc.’s report on Form 8-K Amendment No. 4 dated March 16, 2007 and agree with the statements contained therein as they relate to Manning Elliott LLP.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K Amendment No. 4.

MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS

Vancouver, British Columbia, Canada

March 16, 2007